UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 9, 2021

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SPLK	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on June 22, 2021, Splunk Inc. (the “Company”) entered into an investment agreement (the “Investment Agreement”) with Silver Lake Alpine, L.P., Silver Lake Alpine (Offshore Master), L.P. and Silver Lake Partners VI, L.P. (collectively, the “Initial SL Signatories”) relating to the issuance and sale to the Initial SL Signatories of $1,000,000,000 in aggregate principal amount of the Company’s 0.75% Convertible Senior Notes due 2026 (the “Notes”). On July 9, 2021, SLA Spark Holdings, L.P. and SLP Spark Holdings, L.P. (the “Investors” and, together with the Initial SL Signatories, “Silver Lake”), each executed a joinder to the Investment Agreement (the “Joinder”) to assume the obligations of the Initial SL Signatories to purchase all of the Notes, and each Investor agreed to become a “party” and “Purchaser” under the Investment Agreement, and to be fully bound by, and subject to, all covenants, terms, conditions, obligations and provisions of the Investment Agreement applicable to a “party” or a “Purchaser” as set forth in the Joinder. The closing under the Investment Agreement occurred, and all of the Notes were issued to the Investors, on July 9, 2021.

In connection with the issuance of the Notes, on July 9, 2021, the Company entered into an indenture (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will bear interest at a rate of 0.75% per annum. Interest on the Notes is payable semi-annually in arrears on January 15 and July 15 commencing on January 15, 2022. The Notes are to mature on July 15, 2026, subject to earlier conversion, redemption or repurchase.

The Notes are convertible at the option of the holder at any time until the scheduled trading day prior to the maturity date, including in connection with a redemption by the Company. The Notes will be convertible into shares of the Company’s common stock based on an initial conversion rate of 6.2500 shares of common stock per $1,000 principal amount of the Notes (which is equal to an initial conversion price of $160.00 per share), in each case subject to customary anti-dilution and other adjustments, including in connection with any make-whole adjustment (as described in the Indenture) as a result of certain extraordinary transactions.

On or after July 20, 2024, the Notes will be redeemable by the Company in the event that the closing sale price of the Company’s common stock has been at least 130%, in the case of Notes other than Notes held by Silver Lake, or 140%, in the case of Notes held by Silver Lake, in each case, of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides the redemption notice at a redemption price of 100% of the principal amount of such Notes, plus accrued and unpaid interest to, but excluding, the redemption date.

With certain exceptions, upon a change of control of the Company, the approval by the Company’s stockholders of a plan or proposal for the dissolution or liquidation of the Company, or the failure of the Company’s common stock to be listed on certain stock exchanges (a “Fundamental Change”), the holders of the Notes may require that the Company repurchase all or part of the principal amount of the Notes at a purchase price of par plus accrued and unpaid interest to, but excluding, the Fundamental Change repurchase date.

The following events are considered “events of default” with respect to the Notes:

(1) the Company defaults in any payment of interest on the Notes when due and payable and the default continues for a period of 30 days;

(2) the Company defaults in the payment of principal on the Notes when due and payable at the relevant stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right;

(4) failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger or sale of all or substantially all of the assets of the Company;

(5) failure by the Company to give a fundamental change notice or a notice of a make-whole fundamental change, in each case, when due with respect to the Notes;

(6) failure by the Company to comply with any of its other agreements contained in the Notes or the Indenture, for a period 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received;

(7) default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the case of clauses (i) and (ii), such default is not cured or waived, such acceleration is not rescinded or such indebtedness is not paid or discharged, as the case may be, within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; or

(8) certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries (as defined in the Indenture).

If such an event of default, other than an event of default described in clause (8) above with respect to the Company, occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may (and the Trustee, at the written request of such holders shall) declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest on the Notes, if any, will be due and payable immediately. In case of certain events of bankruptcy, insolvency or reorganization involving the Company or any of its significant subsidiaries (as defined in the Indenture), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

The indenture contains customary covenants for convertible notes of this type.

The foregoing summary of the Indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture and the Notes, which are filed as Exhibits 4.1 and 4.2, respectively, and incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 3.02	Unregistered Sale of Securities.

As previously disclosed, on June 22, 2021, the Company entered into the Investment Agreement, pursuant to which the Company agreed to issue and sell $1,000,000,000 in aggregate principal amount of the Notes to Silver Lake in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued on July 9, 2021 in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company will rely on this exemption from registration based in part on representations made by Silver Lake in the Investment Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, pursuant to the Investment Agreement, the Company’s board of directors (the “Board”) appointed Ken Hao to the Board to serve as a director. The appointment of Mr. Hao became effective on July 9, 2021 upon the issuance of the Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated July 9, 2021, between Splunk Inc. and U.S. Bank National Association, as Trustee.

4.2	Form of 0.75% Convertible Senior Notes due 2026 (included in Exhibit 4.1).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2021

SPLUNK INC.

	By:	/s/ Jason Child
Jason Child
Senior Vice President and Chief Financial Officer